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                                                                    EXHIBIT 8


                      [GIBSON, DUNN & CRUTCHER LETTERHEAD]



                                 April 11, 1994





(310) 552-8500                                                   C 47036-00166


CKE Restaurants, Inc.
1200 North Harbor Boulevard
Anaheim, California 92801

                 Re:      Registration Statement on Form S-4
Gentlemen:

                 We are acting as counsel to you in connection with the proposal (the "Reincorporation Proposal") whereby Carl Karcher Enterprises, Inc. a California corporation ("Enterprises") would become a wholly-owned subsidiary of a newly formed Delaware corporation, CKE Restaurants, Inc. (the "Company"). Pursuant to the Reincorporation Proposal, the Company will be organized as a wholly-owned subsidiary of Enterprises, and CKE Food Services, Inc., a California corporation ("California Subsidiary") will be organized as a wholly-owned subsidiary of the Company. California Subsidiary will be merged (the "Merger") with and into Enterprises, and Enterprises will survive. At your request we have examined the Registration Statement on Form S-4 (Registration No. 33-52523) (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the Reincorporation Proposal. The Reincorporation Proposal will be effected in the manner described in the Registration Statement.

                 We hereby confirm our opinions set forth under the caption "Certain Federal Income Tax Considerations" in the Registration Statement. Furthermore, it is our opinion that the discussion under the caption "Certain Federal Income Tax
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GIBSON, DUNN & CRUTCHER

CKE Restaurants, Inc.
April 11, 1994
Page 2


Considerations," to the extent that it constitutes legal conclusions, is accurate in all material respects.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Certain Federal Income Tax Considerations" in the Registration Statement and the offering circular that forms a part thereof.

                                          Very truly yours,

                                      /s/ GIBSON, DUNN & CRUTCHER

                                          GIBSON, DUNN & CRUTCHER